EXHIBIT 99.1
Sila Realty Trust, Inc.
Fourth Quarter and Year Ended 2020 Results
TAMPA, FL (March 26, 2021) - Sila Realty Trust, Inc., or the Company, a public, non-traded real estate investment trust focused on net-leased data center and healthcare properties, today announced operating results for the fourth quarter and year ended December 31, 2020.
Quarter Ended December 31, 2020 Highlights
•Net income attributable to common stockholders totaled $14.7 million; net income attributable to common stockholders per diluted share was $0.07.
•Net operating income, or NOI*, totaled $58.8 million.
•Funds from operations, or FFO*, attributable to common stockholders equaled $39.2 million; FFO attributable to common stockholders per diluted share was $0.18.
•Modified funds from operations, or MFFO*, attributable to common stockholders equaled $33.9 million; MFFO attributable to common stockholders per diluted share was $0.15.
•Adjusted funds from operations, or AFFO*, attributable to common stockholders equaled $35.2 million; AFFO attributable to common stockholders per diluted share was $0.16.
•On November 6, 2020, the Company sold one healthcare property for $23.0 million and recognized an aggregate gain on sale of $0.4 million.
•On December 1, 2020, our board of directors established an estimated per share net asset value, or Estimated Per Share NAV, of $8.69, calculated as of September 30, 2020, which became effective on December 8, 2020.
•On December 22, 2020, we acquired one development healthcare property for approximately $0.1 million in acquisition costs and funded approximately $0.8 million for construction at the new property. We anticipate completing the development project in January 2022.
Michael Seton, the Company's Chief Executive Officer and President, stated, “Although COVID-related tenant issues had some limited impact on our top-line and same store operating metrics during the fourth quarter, the internalization transaction, which closed on September 30, 2020, had an immediate positive impact to net income, FFO and AFFO by eliminating property management fees, asset management fees, and other related fees that were paid to the Company’s former external advisor. As we look ahead to an unpredictable and shifting economic and political landscape, we continue to evaluate the market for opportunities to enhance the portfolio and maximize stockholder value.”
* An explanation of FFO, MFFO, AFFO, NOI and Tenant Reimbursements, as well as reconciliations of such non-GAAP financial measures, which should not be considered alternatives to GAAP measures, to the most directly comparable U.S. GAAP measures, is included at the end of this release.

Financial Results
Quarter Ended December 31, 2020, Compared to Quarter Ended December 31, 2019
•Net income attributable to common stockholders was $14.7 million for the quarter ended December 31, 2020, an increase of 717%, compared to net income attributable to common stockholders of $1.8 million for the quarter ended December 31, 2019.
•FFO attributable to common stockholders was $39.2 million for the quarter ended December 31, 2020, an increase of 16%, compared to $33.7 million for the quarter ended December 31, 2019.
•MFFO attributable to common stockholders was $33.9 million for the quarter ended December 31, 2020, an increase of 24%, compared to $27.4 million for the quarter ended December 31, 2019.
•AFFO attributable to common stockholders was $35.2 million for the quarter ended December 31, 2020, an increase of 24%, compared to $28.4 million for the quarter ended December 31, 2019.
Year Ended December 31, 2020, Compared to Year Ended December 31, 2019
•Net income attributable to common stockholders was $36.8 million for the year ended December 31, 2020, an increase of 1,214%, compared to net income attributable to common stockholders of $2.8 million for the year ended December 31, 2019.
•FFO attributable to common stockholders was $139.1 million for the year ended December 31, 2020, an increase of 42%, compared to $97.8 million for the year ended December 31, 2019.
•MFFO attributable to common stockholders was $117.9 million for the year ended December 31, 2020, an increase of 47%, compared to $80.1 million for the year ended December 31, 2019.
•AFFO attributable to common stockholders was $122.3 million for the year ended December 31, 2020, an increase of 47%, compared to $83.0 million for the year ended December 31, 2019.

	Three Months Ended December 31,				Year Ended December 31,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Net income attributable to common stockholders per common share - basic, diluted	$0.07	$0.01	$0.06	600.00%	$0.17	$0.02	$0.15	750.00%
FFO per common share - basic, diluted	$0.18	$0.15	$0.03	20.00%	$0.63	$0.62	$0.01	1.61%
MFFO per common share - basic, diluted	$0.15	$0.13	$0.02	15.38%	$0.53	$0.51	$0.02	3.92%
AFFO per common share - basic, diluted	$0.16	$0.13	$0.03	23.08%	$0.55	$0.53	$0.02	3.77%
Operating Results
Quarter Ended December 31, 2020, Compared to Quarter Ended December 31, 2019
•NOI was $58.8 million for the quarter ended December 31, 2020, an increase of 1%, compared to $58.5 million for the quarter ended December 31, 2019.

•Rental revenue was $67.8 million for the quarter ended December 31, 2020, a decrease of 2%, compared to $69.4 million for the quarter ended December 31, 2019.
•Same store NOI was $38.5 million for the quarter ended December 31, 2020, a decrease of 2%, compared to $39.4 million for the quarter ended December 31, 2019.
Year Ended December 31, 2020, Compared to Year Ended December 31, 2019
•NOI was $233.0 million for the year ended December 31, 2020, an increase of 37%, compared to $169.9 million for the year ended December 31, 2019.
•Rental revenue was $276.5 million for the year ended December 31, 2020, a increase of 31%, compared to $210.9 million for the year ended December 31, 2019.
•Same store NOI was $151.1 million for the year ended December 31, 2020, an increase of 1%, compared to $149.4 million for the year ended December 31, 2019.

The increase in financial results during the quarter ended December 31, 2020, is primarily the result of the Company's closing the internalization transaction on September 30, 2020. As an internally managed company, we no longer pay our former advisor and its affiliates any fees or expense reimbursements arising from the advisory agreement that was terminated prior to the internalization transaction closing. Additionally, the increased net income attributable to common stockholders during the quarter ended December 31, 2020, was also due to the impairment loss on real estate recorded during the quarter ended December 31, 2019. The decreases in same store NOI and rental revenue during the quarter ended December 31, 2020, as compared to the quarter ended December 31, 2019, are primarily attributable to (1) rent not being collected from one tenant at a data center property since October 2020 as the tenant was experiencing financial difficulty due to deteriorating economic conditions driven by the impact of the COVID-19 pandemic and the acceleration of the tenant’s modification of work strategy to a remote environment due to the pandemic, and (2) a decrease in parking garage revenue from that property due to the COVID-19 pandemic's impact on the property's traffic. The decrease in these rent collections were offset by the merger with Carter Validus Mission Critical REIT, Inc, on October 4, 2019, which added 60 properties to the portfolio, as well as the Company is no longer paying property management fees to the former advisor as a result of the internalization transaction closing.
Portfolio Overview
During the fourth quarter of 2020, the Company disposed of one healthcare property, located in the Dallas market, for an aggregate sale price of $23.0 million, which generated net proceeds of $22.4 million and resulted in a gain on sale of the property in the amount of $0.4 million. The Company also purchased one development healthcare property for approximately $0.1 million in acquisition costs and funded approximately $0.8 million related to the construction in the fourth quarter of 2020. The Company anticipates completing the development project in January 2022. Additionally, the Company placed in service one development healthcare property with approximately 20,000 rentable square feet. The property is 100% leased to a single-tenant, whose rent commenced on December 1, 2020.
As of December 31, 2020, the Company owned 153 real estate properties, located in 70 markets, composed of approximately 8.5 million rentable square feet with an aggregate purchase price of approximately $3.1 billion. The Company's properties had a weighted average occupancy of 93.0% and weighted average remaining lease term of 9.6 years.

The ongoing COVID-19 pandemic has forced the temporary closure, changed the operating hours and/or caused other temporary changes to the businesses of certain healthcare and data center tenants of the Company. In response, some tenants sought rent concessions, including decreased rent and rent deferrals for COVID-19 affected periods. During the year ended December 31, 2020, the Company granted rent deferrals to certain tenants impacted by COVID-19 with an immaterial impact to the Company's consolidated financial statements and to the collectability of tenant receivables over their respective lease terms. As of December 31, 2020, the Company entered into 30 rent concessions and lease modifications with tenants impacted by COVID-19 and collected approximately 99% of rental revenue related to these lease concessions and lease modifications for such period. The Company continues to closely monitor the impact of the COVID-19 pandemic on all aspects of business and geographies. However, as a result of the many uncertainties surrounding the COVID-19 pandemic, the Company is unable to predict the impact that it ultimately will have on its business and results of operations.
Balance Sheet and Liquidity
As of December 31, 2020, the Company had total principal debt outstanding of $1,391.4 million, consisting of $453.4 million of notes payable and $938.0 million of the credit facility, with a net debt leverage ratio, which is the ratio of principal debt outstanding less cash to fair market value of real estate plus the total aggregate cost of properties acquired after the net asset value date of September 30, 2020, of 41.1%. The Company’s outstanding debt was comprised of 61.3% fixed rate debt (including debt fixed through the use of interest rate swaps) and 38.7% variable rate debt.
During the three months ended December 31, 2020, the Company repaid $45.0 million on its credit facility.
As of December 31, 2020, the Company had liquidity of approximately $253.4 million, consisting of $53.2 million in cash and cash equivalents and $200.2 million in borrowing base availability on the credit facility.
Distributions
The following table summarizes the Company's distributions paid and distributions declared during the fourth quarter of 2020 (amounts in thousands, except per share amounts):

Common Stock	Cash	DRIP (1)	Total Distributions	Distributions Declared Per Share (2)
Class A	$16,056	$4,673	$20,729	$0.13
Class I	933	631	1,564	$0.13
Class T	2,043	2,002	4,045	$0.10
Class T2	164	192	356	$0.10
	$19,196	$7,498	$26,694

(1)Distribution reinvestment plan (DRIP).
(2)The Company declared weighted average distributions per share of common stock in the amount of $0.12.

The following table summarizes the Company's distributions paid and distributions declared during the year ended December 31, 2020 (amounts in thousands, except per share amounts):

Common Stock	Cash	DRIP	Total Distributions	Distributions Declared Per Share (1)
Class A	$64,250	$18,998	$83,248	$0.50
Class I	3,764	2,520	6,284	$0.50
Class T	7,857	8,249	16,106	$0.41
Class T2	646	786	1,432	$0.41
	$76,517	$30,553	$107,070

(1) The Company declared weighted average distributions per share of common stock in the amount of $0.48.
Amended and Restated Share Repurchase Program
On December 11, 2020, our board of directors authorized and approved the Amended and Restated Share Repurchase Program, or the A&R SRP, which applied beginning with the first quarter repurchase date of 2021, which was January 28, 2021. Under the A&R SRP, the Company will only repurchase shares due to death or involuntary exigent circumstance in accordance with the A&R SRP, subject in each case to the terms and limitations of the A&R SRP, including, but not limited to, quarterly share limitations, an annual 5.0% share limitation and DRIP funding limitations.
Supplemental Information
The Company routinely provides information for investors and the marketplace using press releases, SEC filings and the Company's website at investors.silarealtytrust.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases and SEC filings. A glossary of definitions (including those of certain non-GAAP financial measures) and other supplemental information may be found attached to the Current Report on Form 8-K filed on March 24, 2021. A comprehensive listing of the Company's properties is available at silarealtytrust.com/portfolio.
About Sila Realty Trust, Inc.
Sila Realty Trust, Inc. is a public, non-traded real estate investment trust headquartered in Tampa, Florida, that invests in high-quality healthcare properties and data centers leased to tenants capitalizing on critical and structural economic growth drivers. As of December 31, 2020, the Company owned 153 real estate properties, consisting of 29 data centers and 124 healthcare properties located in 70 markets across the United States.
Forward-Looking Statements
Certain statements contained herein, including those regarding an unpredictable and shifting economic and political landscape, opportunities to enhance the portfolio and maximize stockholder value, the impact of the COVID-19 pandemic on all aspects of business and geographies, including on the Company's business and results of operations, other than historical fact may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company's expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company's control and could materially affect the Company's results of operations, financial condition, cash flows, performance or future achievements or events. Additional factors include the ongoing costs to operate the Company on an internalized basis which, if higher than anticipated, could reduce the potential cost savings sought in the internalization transaction, and other factors, including those described under the section entitled Item 1A. "Risk Factors" of Part I of our 2020 Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Investor Relations:

IR@silarealtytrust.com

Consolidated Balance Sheets (amounts in thousands, except share data)

	December 31, 2020	December 31, 2019
ASSETS
Real estate:
Land	$335,678	$343,444
Buildings and improvements, less accumulated depreciation of $197,134 and $128,304, respectively	2,338,914	2,422,102
Construction in progress	19,232	2,916
Total real estate, net	2,693,824	2,768,462
Cash and cash equivalents	53,174	69,342
Acquired intangible assets, less accumulated amortization of $90,730 and $64,164, respectively	246,761	285,459
Goodwill	39,529	—
Right-of-use assets - operating leases	29,751	29,537
Right-of-use assets - finance leases	2,527	—
Notes receivable, net	31,262	2,700
Other assets, net	108,461	84,034
Total assets	$3,205,289	$3,239,534
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable, net of deferred financing costs of $1,805 and $2,500, respectively	$451,617	$454,845
Credit facility, net of deferred financing costs of $5,900 and $7,385, respectively	932,100	900,615
Accounts payable due to affiliates	—	9,759
Accounts payable and other liabilities	80,246	45,354
Acquired intangible liabilities, less accumulated amortization of $13,924 and $12,332, respectively	52,560	59,538
Operating lease liabilities	32,050	31,004
Finance lease liabilities	2,843	—
Total liabilities	1,551,416	1,501,115
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 510,000,000 shares authorized; 234,957,801 and 231,416,123 shares issued, respectively; 222,045,522 and 221,912,714 shares outstanding, respectively	2,220	2,219
Additional paid-in capital	1,983,361	1,981,848
Accumulated distributions in excess of earnings	(311,264)	(240,946)
Accumulated other comprehensive loss	(20,444)	(4,704)
Total stockholders’ equity	1,653,873	1,738,417
Noncontrolling interests	—	2
Total equity	1,653,873	1,738,419
Total liabilities and stockholders’ equity	$3,205,289	$3,239,534

Consolidated Quarterly (Unaudited) and Annual Statements of Comprehensive Income (Loss) (amounts in thousands, except share data and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue:
Rental revenue	$67,809	$69,434	$276,536	$210,901
Expenses:
Rental expenses	9,055	10,974	43,533	40,984
General and administrative expenses	6,721	3,244	16,681	8,421
Internalization transaction expenses	—	—	3,640	—
Asset management fees	—	5,948	17,914	16,475
Depreciation and amortization	24,875	23,994	105,483	74,104
Impairment loss on real estate	—	8,000	—	21,000
Total expenses	40,651	52,160	187,251	160,984
Gain on real estate dispositions	439	79	3,142	79
Income from operations	27,597	17,353	92,427	49,996
Interest and other expense, net	12,849	15,566	55,651	47,214
Net income attributable to common stockholders	$14,748	$1,787	$36,776	$2,782
Other comprehensive income (loss):
Unrealized income (loss) on interest rate swaps, net	$3,150	$2,379	$(15,740)	$(10,907)
Other comprehensive income (loss)	3,150	2,379	(15,740)	(10,907)
Comprehensive income (loss) attributable to common stockholders	$17,898	$4,166	$21,036	$(8,125)
Weighted average number of common shares outstanding:
Basic	221,863,141	218,928,165	221,436,617	157,247,345
Diluted	222,475,926	218,955,915	221,622,444	157,271,668
Net income per common share attributable to common stockholders:
Basic	$0.07	$0.01	$0.17	$0.02
Diluted	$0.07	$0.01	$0.17	$0.02
Distributions declared per common share	$0.12	$0.12	$0.48	$0.58

Use of Non-GAAP Information
Net operating income, a non-GAAP financial measure, is defined as rental revenues, less rental expenses, which excludes depreciation and amortization, general and administrative expenses, internalization transaction expenses, asset management fees, impairment loss on real estate, gain on real estate dispositions and interest and other expense, net. The Company believes that net operating income serves as a useful supplement to net income because it allows investors and management to measure unlevered property-level operating results and to compare operating results to the operating results of other real estate companies between periods on a consistent basis. Net operating income should not be considered as an alternative to net income determined in accordance with GAAP as an indicator of financial performance, and accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results, net operating income should be examined in conjunction with net income as presented in the consolidated financial statements and data included on the Company’s Annual Report on Form 10-K filed with the SEC on March 24, 2021.
The following are reconciliations of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to net operating income for the three months and years ended December 31, 2020 and 2019 (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue:
Rental revenue	$67,809	$69,434	$276,536	$210,901
Expenses:
Rental expenses	9,055	10,974	43,533	40,984
Net operating income	58,754	58,460	233,003	169,917

Expenses:
General and administrative expenses	6,721	3,244	16,681	8,421
Internalization transaction expenses	—	—	3,640	—
Asset management fees	—	5,948	17,914	16,475
Depreciation and amortization	24,875	23,994	105,483	74,104
Impairment loss on real estate	—	8,000	—	21,000
Gain on real estate dispositions	439	79	3,142	79
Income from operations	27,597	17,353	92,427	49,996
Interest and other expense, net	12,849	15,566	55,651	47,214
Net income attributable to common stockholders	$14,748	$1,787	$36,776	$2,782

The Company generates its net operating income from property operations. In order to evaluate the overall portfolio, management analyzes the net operating income of same store properties. The Company defines "same store properties" as operating properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development. Legacy REIT property activities represent amounts recorded for properties acquired on October 4, 2019, in the merger transaction. By evaluating the property net operating income of the same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and determine the effects of new acquisitions on net income.

The following table represents the breakdown of the three months and year ended December 31, 2020, total rental revenue and compares with amounts for the 2019 comparable periods (amounts in thousands). The Company believes that the below presentation of total rental revenue is not, and is not intended to be, a presentation in accordance with GAAP and allows investors and management to evaluate the Company’s performance.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue:
Same store rental revenue	$40,402	$43,076	$163,160	$164,088
Legacy REIT properties rental revenue	20,025	20,330	78,688	20,330
Non-same store rental revenue	435	—	6,340	1,625
Same store tenant reimbursements	6,142	5,263	24,130	23,899
Legacy REIT properties tenant reimbursements	690	761	3,908	761
Non-same store tenant reimbursements	97	—	161	11
Other operating income	18	4	149	187
Total rental revenue	67,809	69,434	276,536	210,901
Expenses:
Same store rental expenses	8,110	8,947	36,278	38,783
Legacy REIT properties rental expenses	811	2,017	6,551	2,017
Non-same store rental expenses	134	10	704	184
Net operating income	$58,754	$58,460	$233,003	$169,917

Funds From Operations (“FFO”), Modified Funds From Operations (“MFFO”) and Adjusted Funds From Operations ("AFFO") are non-GAAP financial measures. FFO is calculated using the NAREIT definition: net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and asset impairment write-downs, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful. In addition to FFO, the Company uses MFFO as a supplemental financial performance measure of its operating performance and believe it is frequently used by investors and other interested parties in the evaluation of non-traded REITs. The Company’s MFFO calculation complies with the Institute of Portfolio Alternative’s (“IPA”) Practice Guideline by excluding acquisition expenses in connection with the internalization transaction, discount amortization related to the deferred liability in connection with the internalization transaction, amortization of above- and below-market leases, along with the right-of-use assets - operating and finance leases, resulting from above- and below- market leases, and amounts related to straight-line rents. The other adjustments included in the IPA’s Practice Guideline are not applicable to the Company. In addition to FFO and MFFO, the Company uses AFFO as a supplemental financial performance metric to further evaluate its operating performance. The Company calculates AFFO, a non-GAAP measure, by further adjusting MFFO for the following items included in the determination of GAAP net income: amortization of deferred financing costs and stock-based compensation, after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect AFFO on the same basis. Other REITs report AFFO, however, other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.
FFO, MFFO and AFFO are not intended to represent cash flow from operations for the period and are only intended to provide an additional measure of performance by adjusting for the effect of certain items noted above. The Company’s management, along with others in the real estate industry, consider FFO, MFFO and AFFO to be appropriate supplemental measures of a REIT’s operating performance because they provide a more complete understanding of the Company’s performance to investors and management.
The following is a reconciliation of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to FFO, MFFO and AFFO for the three months and years ended December 31, 2020 and 2019 (amounts in thousands, except share data and per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income attributable to common stockholders	$14,748	$1,787	$36,776	$2,782
Adjustments:
Depreciation and amortization (1)	24,869	23,994	105,476	74,104
Gain on real estate dispositions	(439)	(79)	(3,142)	(79)
Impairment loss on real estate	—	8,000	—	21,000
FFO attributable to common stockholders	$39,178	$33,702	$139,110	$97,807
Adjustments:
Amortization of intangible assets and liabilities (2)	(613)	(810)	(4,680)	(4,248)
Reduction in the carrying amount of right-of-use assets - operating leases and finance lease, net	268	212	970	577
Straight-line rent (3)	(5,015)	(5,693)	(21,161)	(14,047)
Internalization transaction expenses (4)	—	—	3,640	—
Amortization of discount of deferred liability	54	—	54	—
MFFO attributable to common stockholders	$33,872	$27,411	$117,933	$80,089
Adjustments:
Amortization of deferred financing costs	1,001	949	3,884	2,825
Stock-based compensation	335	25	437	89
AFFO attributable to common stockholders	$35,208	$28,385	$122,254	$83,003
Weighted average common shares outstanding - basic	221,863,141	218,928,165	221,436,617	157,247,345
Weighted average common shares outstanding - diluted	222,475,926	218,955,915	221,622,444	157,271,668
Net income per common share - basic	$0.07	$0.01	$0.17	$0.02
Net income per common share - diluted	$0.07	$0.01	$0.17	$0.02
FFO per common share - basic	$0.18	$0.15	$0.63	$0.62
FFO per common share - diluted	$0.18	$0.15	$0.63	$0.62
MFFO per common share - basic	$0.15	$0.13	$0.53	$0.51
MFFO per common share - diluted	$0.15	$0.13	$0.53	$0.51
AFFO per common share - basic	$0.16	$0.13	$0.55	$0.53
AFFO per common share - diluted	$0.16	$0.13	$0.55	$0.53

(1)During the years ended December 31, 2020 and December 31, 2019, the Company wrote off in-place lease intangible assets in the amounts of approximately $4.7 million and $3.2 million, respectively, by accelerating the amortization of the acquired intangible assets.
(2)Under GAAP, certain intangibles are accounted for at cost and reviewed for impairment. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges related to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate. During the year ended December 31, 2020, the Company wrote off an above-market lease intangible asset in the amount of approximately $0.3 million, by accelerating the amortization of the acquired intangible asset and one below-market lease intangible liability in the amount of approximately $2.0 million by accelerating the amortization of the acquired intangible liability. During the year ended December 31, 2019, the Company wrote off one below-market lease intangible liability in the amount of approximately $0.2 million by accelerating the amortization of the acquired intangible liability.
(3)Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays if applicable). This may result in income recognition that is significantly different than the underlying contract terms. During the years ended December 31, 2020 and 2019, the Company wrote off approximately $0.1 million and $0.5 million, respectively, of straight-line rent. By adjusting for the change in straight-line rent receivable, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and a metric that aligns with our analysis of operating performance.
(4)Under GAAP, acquisition fees and expenses related to transactions determined to be business combinations are expensed as incurred. Internalization transaction expenses consist primarily of legal fees, as well as fees for other professional and financial advisors incurred in connection with the internalization transaction consummated in September 2020. The Company believes that adjusting for such non-recurring items provides useful supplemental information because such nonrecurring expenses may not be reflective of ongoing operations and a metric that aligns with its analysis of operating performance.